UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 12, 2010
(Date of earliest event reported)

SOUTHERN STAR ENERGY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52106 (Commission File Number)	20-2514234 (IRS Employer Identification No.)

110 CYPRESS STATION DRIVE, SUITE 152, HOUSTON, TEXAS 77090
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (832) 375-0330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Registrant’s Current Report on Form 8-K, dated April 8, 2010, on March 31, 2010, the 26th Judicial District Court for the Parish of Bossier, State of Louisiana ordered that a Writ of Seizure and Sale be issued directing the Sherriff of Bossier Parish to seize and foreclose on substantially all of the assets of the Company in satisfaction of the amounts due and payable to Macquarie Bank Limited  (the “Foreclosure”).  As a result of the Foreclosure, the Registrant will cease to operate as a going concern.

Consequently, on April 12, 2010, each of W. David Gibbs, Eric Boehnke, Bruce, L. Ganer and Michael O. Aldridge, constituting all of the directors of the Registrant, tendered their resignations as directors of the Company, effective as of April 14, 2010.  Concurrently, W. David Gibbs tendered his resignation as the President, Chief Executive Officer and Interim Chief Financial Officer of the Company and Bruce L. Ganer tendered his resignation as Vice-President of Exploration and Development of the Company.  On April 12, 2010, the Registrant’s board of directors accepted the resignations of W. David Gibbs, Eric Boehnke, Bruce, L. Ganer and Michael O. Aldridge as directors and, as applicable, officers of the Company, effective as of April 14, 2010.  Following the resignations, the Registrant will no longer have any directors or officers and will immediately cease operations.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN STAR ENERGY INC. (Registrant)

Dated: April 14, 2010	By: /s/ William David Gibbs William David Gibbs Chief Executive Officer, President and Secretary